Exhibit 5.1

Our ref        KON/788453-000002/26443718v3

ECARX Holdings Inc.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

12 May 2023

Dear Sirs

ECARX Holdings Inc.

We have acted as Cayman Islands legal advisers to ECARX Holdings Inc. (the "Company") in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement") for the purposes of, registering with the Commission under the Act, and relates to:

(1)	the issuance by the Company of:

(i)	up to 14,999,971 Class A ordinary shares, par value US$0.000005 per share ("Class A Ordinary Shares") issuable upon the exercise of warrants to purchase Class A Ordinary Shares which were issued on December 20, 2022 (the "Closing Date") in exchange for the public warrants of COVA Acquisition Corp. (“COVA”) that were issued in the initial public offering of COVA (the “Public Warrant Shares”); and

(ii)	up to 8,872,000 Class A Ordinary Shares issuable upon the exercise of warrants (the "Private Placement Warrants") to purchase Class A Ordinary Shares which were issued to COVA Acquisition Sponsor LLC (the “Sponsor”) on the Closing Date in exchange for the private placement warrants purchased by the Sponsor in a private placement concurrent with the initial public offering of COVA (the "Private Placement Warrant Shares", and together with the Public Warrant Shares, the "Warrant Shares"); and

(2)	the resale from time to time by the selling securityholders named in the Registration Statement or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (collectively, the "Selling Securityholders") of up to (i) 286,524,283 Class A Ordinary Shares (the "Resale Shares", and together with the Warrant Shares, the "Shares") and (ii) and (B) 8,872,000 Private Placement Warrants.

We are furnishing this opinion as Exhibits 5.1 and 23.4 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 12 November 2019 issued by the Registrar of Companies in the Cayman Islands.

1.2	The seventh amended and restated memorandum and articles of association of the Company adopted by special resolution dated 9 December 2022 and effective on 20 December 2022 (the "Memorandum and Articles").

1.3	The unanimous written resolutions of the board of directors of the Company dated 26 May 2022 and 18 January 2023 (together, the "Board Resolutions").

1.4	A certificate from a director of the Company, a copy of which is attached hereto (the "Director's Certificate").

1.5	A certificate of good standing dated 10 May 2023, issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

2.4	The Company will receive money or money's worth in consideration for the issue of the Shares and none of the Shares were or will be issued for less than par value.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$50,000 divided into 10,000,000,000 shares comprising of (i) 8,000,000,000 class A ordinary shares of a par value of US$0.000005 each, (ii) 1,000,000,000 class B ordinary shares of a par value of US$0.000005 each, and (iii) 1,000,000,000 shares of a par value of US$0.000005 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the Memorandum and Articles.

3.3	The issue and allotment of the Shares, and the resale of the Resale Shares by the Selling Securityholders as contemplated in the Registration Statement have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted and (assuming the purchase price therefor has been paid in full) fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption "Cayman Islands Tax Considerations" in or incorporated by reference into the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under the Companies Act (As Revised) of the Cayman Islands (the "Companies Act"), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	In this opinion the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

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